Exhibit 10.26

LEASE

THIS LEASE (this "Lease") is executed effective as of October 1, 2019 ("Commencement Date"), by and between Cook Regentec, LLC, an Indiana limited liability company ("Landlord"), and Sexton Biotechnologies, Inc., a Delaware corporation ("Tenant").

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.         Basic Lease Provisions and Definitions.

(a)    The "Leased Premises" is described on Exhibit A attached hereto (designated on such exhibit as the "CMS" and "Exclusive Space") and is a portion of a multi-tenant building (the "Building") with an address of 1102 Indiana Avenue, Indianapolis, IN 46202.

(b)    "Monthly Rental Installments" shall be equal to the following amounts, commencing on the Commencement Date:

Lease Term

Months 1-60         $10,000 per month

(c)    "Lease Term" shall mean the Term (as defined below), commencing on the Commencement Date, as more fully described in Section 2.01 below.

(d)    "Permitted Use" shall mean daily operations of a commercial-stage biotechnology company, including general office activity, biologics research and manufacturing, engineering development, ambient and frozen storage, shipping and receiving, and related activities.

(e)    Address for notices and payments are as follows:

Landlord's notice address:

Tenant's notice address:

1102 Indiana Avenue

Indianapolis, IN 46202 Attn: Rob Lyles

1102 Indiana Avenue

Indianapolis, IN 46202 Attn: Sean Werner

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"), subject to the rights reserved to Landlord pursuant to Section 4.03: the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, which such Common Areas shall include the areas designated as the "Shared Space" on Exhibit A. In addition, Tenant shall be permitted to use the outdoor patio adjacent to the Building if such outdoor patio is not in use by Landlord. Tenant agrees that it shall not have access to any other areas of the Building, including areas leased to other tenants, without permission from Landlord.

ARTICLE 2 - LEASE TERM

Section 2.01. Term. The term of this Lease (the "Term") shall be for a period commencing on the Commencement Date and ending at 11:59 p.m. on the day before the date that is sixty (60) months following (i) the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the first day of the first full calendar month following the Commencement Date, if the Commencement Date is not the first day of a calendar month.

Section 2.02.         Intentionally omitted.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair; (b) remove from the Leased Premises (i) Tenant's Property (as defined in Section 7.01 below), (ii) all signage, and (iii) any alterations required to be removed pursuant to Section 6.04 below; and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear and casualty excepted. All of Tenant's Property that is not removed within ten (10)    days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the same terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event, including, without limitation, Landlord's right to recover from Tenant any consequential or punitive damages resulting from a holdover by Tenant after the expiration or earlier termination of this Lease.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Monthly Rental Installments (as set forth in Section 1.0 l(b) hereof) in advance, without demand, deduction or offset (except as otherwise provided in this Lease), on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. If the Commencement Date is not the first day of a calendar month, the first month's payment of Monthly Rental Installments shall be prorated on the basis of a thirty (30) day month, and shall be payable with the first full monthly payment of Monthly Rental Installments due hereunder.

Section 3.02.         Intentionally omitted.

Section 3.03. Payment of Additional Rent. Any amount required to be paid by Tenant hereunder (in addition to Monthly Rental Installments) and any charges or expenses properly incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Monthly Rental Installments reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due (after written notice from Landlord) shall entitle Landlord to the remedies available to it for non-payment of Monthly Rental Installments.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus eight percent (8%) per annum; provided, however, such interest rate shall not exceed the highest rate permitted by applicable law.

Section 3.05. Business Taxes. Tenant shall pay, during the Lease Term, all license fees and occupation taxes applicable to the business conducted by Tenant on the Leased Premises, and all taxes on any and all personal property owned or placed by Tenant and located upon the Leased Premises.

Section 3.06. Quiet Possession. If Tenant pays each Monthly Rental Installment and Additional Rent, and timely complies with all other terms of this Lease, Tenant shall be entitled to occupy and enjoy the Leased Premises for the full Lease Term without molestation or disturbance by or from Landlord or anyone lawfully claiming by or through Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 4 - OCCUPANCY AND USE

Section 4.01. Use. Tenant shall use the Leased Premises for the Permitted Use as provided in Section 1.0 I(d). and for no other purpose without the prior written consent of Landlord. In no event shall Tenant use the Leased Premises for any use other than Permitted Use without prior written approval of Landlord In addition, Tenant shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, suffer any waste of the Leased Premises.

Section 4.02.         Covenants of Tenant Regarding Use.

(a)    Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that apply to Tenant's operations within or use of the Leased Premises and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit B and made a part hereof, as may be reasonably modified from time to time by Landlord on reasonable written notice to Tenant, and (iv) comply with all of the terms and restrictions of the Security/Safety/Access Rider attached hereto as Exhibit C and made a part hereof, as may be reasonably modified from time to time by Landlord on reasonable written notice to Tenant. If any of the Building Rules and Regulations is inconsistent with any express provision of this Lease, the express provision of this Lease shall prevail and the Building Rules and Regulations shall not be applicable to Tenant to the extent of the inconsistency. During the Lease Term, Tenant shall be solely responsible to apply for and procure and maintain any and all permits and government authorizations for its installation, operation and use of any of the equipment and systems of Tenant; and shall indemnify the Landlord for any and all damages arising from its failure to do so.

(b)    Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, injure, obstruct or interfere with the rights of Landlord or other tenants or occupants of the Building. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 4.03. Landlord's Rights Regarding Use. Without limiting any of Landlord's rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency when no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Notwithstanding the foregoing, (i) Landlord shall use commercially reasonable efforts to give Tenant at least twenty-four (24) hours' notice prior to any such entry (except in the event of an emergency) and shall use commercially reasonable efforts to minimize the interference to Tenant's operations within the Leased Premises; (ii) Tenant shall at all such times have continuing access to the Leased Premises; (iii) Tenant shall have the right to require that Landlord or Landlord's agents or employees be accompanied at all times by a representative of Tenant (except in the event of an emergency); and (iv) the Leased Premises shall be shown to prospective tenants only during the last six (6) months of the Lease Term.

Section 4.04.         Relocation.

(a)    Landlord may, upon at least one hundred eighty (180) days' prior written notice to Tenant, require Tenant to relocate a portion of the office part of the Leased Premises (the "Released Premises") to other office premises (the "New Premises") in the Building in accordance with the provisions contained in this Section. The New Premises shall be substantially equivalent space as the Released Premises. Tenant's direct, reasonable moving costs and expenses paid to third parties shall be reimbursed by Landlord within thirty (30) days from Landlord's receipt of paid invoices from Tenant. The amounts payable under this Lease shall not be adjusted as a result of any such relocation. Within thirty (30) days after Landlord provides its relocation notice to Tenant hereunder, Landlord and Tenant shall execute an amendment to this Lease providing for the relocation of Tenant to the New Premises as provided in this Section.

(b)    In the event that Tenant does not vacate and surrender possession of the Released Premises to Landlord in the time period specified by Landlord's relocation notice, or cease its operations of business at the Released Premises, as the case may be, on the date and in the manner required pursuant to the preceding paragraph, in addition to all other liabilities and damages to which Tenant shall be subject by reason thereof, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature (including, without limitation, sums paid in settlement of claims and for reasonable attorneys' fees and court costs) that may be imposed upon or incurred by or asserted against Landlord arising, directly or indirectly, out of or in connection with Tenant's failure to surrender possession of, or cease its operation of business at, the Released Premises. Landlord shall also have the right to specific performance with respect to Tenant's obligation to surrender possession of, and cease operation of its business at, the Released Premises. The election of Landlord to insist upon specific performance in such event shall not be construed as a waiver or relinquishment of any provision, covenant, agreement or condition on the part of Tenant to be performed or of any other remedy that Landlord may be entitled to under this Lease, at law, in equity or otherwise.

ARTICLE 5 - UTILITIES

Tenant acknowledges and agrees that the utilities are jointly metered with other property and that Landlord will pay for such utilities and Tenant shall reimburse Landlord for its share of such utilities in an amount equal to $11,000/month, payable in the same manner and time and upon the same terms and conditions as the Monthly Rental Installments reserved hereunder. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Tenant acknowledges and agrees that Landlord may increase such monthly amount if the Tenant's scope of operations change during the Lease Term. In addition, Landlord shall have the right to separately meter the Leased Premises from the remainder of the Building and if it elects such separate metering, Tenant shall pay directly to the utility providers the actual amount of any such utilities utilized at the Leased Premises.

Tenant shall not, without Landlord's prior written consent, use heat-generating machines or equipment or lighting other than Building standard lights in the Leased Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Leased Premises by Landlord. If such consent is given, Landlord shall have the right to install supplementary air conditioning systems or equipment in the Leased Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant desires to use heat, ventilation or air conditioning ("HVAC") during hours other than normal business hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost to Landlord within ten (10) days after billing, as additional rent.

ARTICLE 6 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 6.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs, replacements and maintenance to the roof, fire suppression systems, exterior walls, foundation, concrete floor, structural frame and structural systems of the Building and the parking and landscaped areas and other Common Areas, provided that, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense. Except as expressly provided in this Section 6.01, Landlord shall have no other maintenance or repair responsibilities for the Leased Premises or the Building.

Section 6.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises (including, without limitation, any of Tenant's server rooms, clean rooms, freezers, or other specialty equipment) in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the items listed on Exhibit D attached hereto (the "Tenant Maintenance Items") which are not expressly required of Landlord under Section 6.01. In addition, Tenant shall provide, validate, qualify and certify the HEPA filters in the clean rooms for the Leased Premises (but Landlord shall be responsible for any related mechanical repairs and maintenance). Tenant acknowledges that Landlord is not keeping Veriteq and so any monitoring of space would be the responsibility of Tenant.

Section 6.03. Warranties. If, and to the extent, Landlord receives warranties from the manufacturers, contractors or installers of certain portions of the Leased Premises, or the systems, equipment or fixtures comprising the same ("Third Party Warranties"), Landlord will reasonably assist Tenant in connection with the administration and enforcement of any such Third Party Warranty to the extent they impact the Leased Premises.

LANDLORD AND TENANT ACKNOWLEDGE AND AGREE THAT ANY AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS TO THE QUALITY OR CONDITION OF THE LEASED PREMISES, AND THE FIXTURES THERETO AND SYSTEMS THEREIN ARE HEREBY DISCLAIMED AND WAIVED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE LEASED PREMISES WILL BE REASONABLY SUITED FOR ITS INTENDED USE OR FREE OF LATENT DEFECTS. TENANT ACKNOWLEDGES THAT LANDLORD IS LEASING THE LEASED PREMISES TO TENANT ON AN "AS-IS, WHERE-IS" BASIS, AND TENANT FURTHER ACKNOWLEDGES THAT IT IS ACCEPTING THE LEASED PREMISES ON SUCH BASIS WITH ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, BEING EXCLUDED.

Section 6.04. Alterations. Tenant shall not permit any alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, Landlord may require Tenant, by written notice to Tenant at the time Landlord provides its approval with respect to such alterations in the event Tenant so requests such determination by Landlord in writing, to remove the alterations and restore the Leased Premises to its condition prior to the installation of the alterations, ordinary wear and tear excepted, upon termination of this Lease; otherwise, all such alterations (excluding Tenant's Property (as defined in Section 7.01 below)) shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner, of quality equal to or better than the original construction of the Building, and in a manner that will not adversely affect the validity or enforceability of any Third Party Warranty. In the event that Tenant desires to place any equipment or fixtures on the roof of the Building, (x) Tenant must provide to Landlord, at Tenant's sole cost and expense, written evidence (i) prior to the commencement of any such work, that Landlord's roofing contractor (or another contractor approved by the then-current issuer of Landlord's roof warranty) has confirmed that the proposed work will not void or adversely affect the coverage under Landlord's roof warranty; and (ii) upon completion of any such work, that the work has been inspected by Landlord's roofing contractor (or another contractor approved by the then-current issuer of Landlord's roof warranty) and that such work does not in any way void or adversely affect the coverage under Landlord's roof warranty; (y) Tenant shall be solely responsible for the installation, maintenance, repair, operation, and replacement of any such equipment or fixtures, including obtaining and maintaining any requisite permits and/or approvals for the installation and operation of such equipment or fixtures; and (z) Tenant shall be solely responsible for repairing any damage to the roof caused by Tenant's installation or operation of any equipment or fixtures on the roof of the Building. All alterations shall be at the sole cost and expense of Tenant and no person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing of such lien. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with Tenant's exercise of its rights under this Section 6.04.

ARTICLE 7 - INDEMNITY AND INSURANCE

Section 7.01. Release. All of Tenant's trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the· Leased Premises, the Building or the Common Areas, except to the extent of personal injury and/or property damage caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 7.01 shall limit (or be deemed to limit) the waivers contained in Section 7.06 below. In the event of any conflict between the provisions of Section 7.06 below and this Section 7.01, the provisions of Section 7.06 shall prevail. This Section 7.01 shall survive the expiration or earlier termination of this Lease.

Section 7.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury and/or property damage caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 7.02 shall limit (or be deemed to limit) the waivers contained in Section 7.06 below. In the event of any conflict between the provisions of Section 7.06 below and this Section 7.02, the provisions of Section 7.06 shall prevail. This Section 7.02 shall survive the expiration or earlier termination of this Lease.

Section 7.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors and except to the extent any such act or omission is reasonably caused by Tenant's failure to comply with its obligations under this Lease. Nothing contained in this Section 7.03 shall limit (or be deemed to limit) the waivers contained in Section 7.06 below. In the event of any conflict between the provisions of Section 7.06 below and this Section 7.03, the provisions of Section 7.06 shall prevail. This Section 7.03 shall survive the expiration or earlier termination of this Lease.

Section 7.04.         Tenant's Insurance.

(a)    During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)    Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant's use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000.00 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)    Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant's Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto), which insurance shall waive coinsurance limitations.

(iii)    Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable law.

(iv)    Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to one (1) year of rent hereunder.

(v)    Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000.00 combined single limit, per accident.

(b)    All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A VII or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Worker's Compensation insurance (if applicable), such insurance is primary and non-contributory. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish to Landlord not more than five (5) days after Landlord's written request therefor such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 7.05.         Landlord’s Insurance.         During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below:

(a)    Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $1,000,000.00 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)    Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 7.04 above.

Section 7.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 7.04(a)(ii), 7.04(a)(iii) and 7.05(b) above. The special form property insurance policies and worker’s compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 8 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same within one hundred eighty (180) days after such casualty (the "Scheduled Completion Date"); provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally in the Leased Premises on the Commencement Date. Notwithstanding the foregoing, Landlord shall not be in default for failing to timely complete such restoration and repair unless Tenant provides to Landlord written notice of default for such failure on or after the Scheduled Completion Date and Landlord fails to complete such restoration and repair within thirty (30) days of receiving such notice. The Monthly Rental Installments shall proportionately abate during the time that the Leased Premises or any part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing; provided, however, that the Monthly Rental Installment shall proportionately abate during the time that the Leased Premises or any part thereof are unusable because of any such casualty.

ARTICLE 9 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises or Building or Common Areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

ARTICLE 10 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent may be withheld in Landlord's sole discretion. In the event of any assignment or subletting of this Lease, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental (after deduction of Tenant's reasonable costs of subletting or assignment) upon receipt. Tenant agrees to pay Landlord Five Hundred and No/100 Dollars ($500.00) upon demand by Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent.

In addition, upon any proposed assignment of this Lease by Tenant, or a request for Landlord's consent to an assignment of this Lease, Landlord shall be permitted to terminate this Lease upon notice to Tenant.

No assignment of this Lease by Tenant or subletting of all or any portion of the Leased Premises shall be effective unless and until Tenant shall deliver to Landlord (i) all information reasonably requested by Landlord in connection with evaluating a proposed assignee or subtenant, and (ii) an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which (i) in the case of an assignment, such assignee assumes and agrees to be bound by all of the provisions of this Lease and confirming the assignee's agreement to accept and be bound by all of the Tenant's obligations under this Lease; and (ii) in the case of a sublease, such subtenant acknowledges that its sublease is subject and subordinate to this Lease and agrees to be bound by the Lease.

ARTICLE 11 - TRANSFERS BY LANDLORD

Section 11.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder for matters first arising from and after the date of such conveyance.

Section 11.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 11.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary ("Landlord's Mortgagee"), as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as· the case may be agreeing that Tenant's occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease.

ARTICLE 12 - DEFAULT AND REMEDIES

Section 12.01. Default. The occurrence of any of the following shall be a "Default":

(a)    Tenant fails to pay any Monthly Rental Installments or Additional Rent when due; provided, however, that Landlord agrees to give Tenant written notice of such failure twice during any calendar year during the Lease Term and from and after Landlord has given two (2) such notices during any calendar year, Tenant shall have committed a Default under this Lease in the event it fails to pay any further Monthly Rental Installments or Additional Rent during such calendar year when due and payable with no further notice required from Landlord during such calendar year. If notice is given as provided above, Tenant shall be in default if it fails to pay such delinquent Monthly Rental Installment or Additional Rent within five (5) business days after receipt of such notice.

(b)    Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)    Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial position thereof for a period of thirty (30) days without payment of rent.

(d)    Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 10 of this Lease.

(e)    All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

Section 12.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)    Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord's action, except to the extent such loss or damage resulted directly from the gross negligence or willful misconduct of Landlord.

(b)    Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice.

(c)    Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and (A) that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), or (B) if not relet, then the market rent that Landlord could reasonably expect to receive with respect to the Leased Premises for the remaining Lease Term (the "Accelerated Rent Difference"); (ii) the costs of recovering possession of the Leased Premises and all other reasonable expenses, loss or damage incurred by Landlord by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting (other than costs of tenant improvements for the buildout specific to the new tenant), demolition, repairs, brokers' commissions and attorneys' fees, and (iii) all unpaid

Monthly Rental Installments and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations"). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(d)    Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the Prime Rate of interest, of (A) the Monthly Rental Installments, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Indiana who has at least ten (10) years of experience, (ii) all of Landlord's Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this Section 12.02(d) shall survive termination.

(e)    Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(f)    If Landlord terminates this Lease or Tenant's right to possession, Landlord's duty to mitigate its damages under this Lease shall be as follows: (1) Landlord shall be required to use commercially reasonable efforts ·to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (2) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises, and (3) Landlord shall not be deemed to have failed to mitigate if it reasonably incurs costs and expenses for repairs, maintenance, changes, alterations, and improvements to the Leased Premises (whether to prevent damage or to prepare the Leased Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to replacement tenants, and costs of collecting rent from replacement tenants. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals substantially below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages. Tenant shall bear the burden of proving Landlord's failure to mitigate.

Section 12.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease, and such failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently completes the same within a commercially reasonable period of time. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach; provided, however, in no event shall Landlord be liable for any consequential, exemplary, or punitive damages or lost profits as a result of a Landlord default hereunder, and Tenant shall not be entitled to terminate this Lease or withhold, offset, or abate any sums due hereunder.

Section 12.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease (beyond any applicable notice and cure period) and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building and any income therefrom for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 12.05. Non-waiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 12.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting patty, then the defaulting party agrees to reimburse the nondefaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

ARTICLE 13 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 13.01. Environmental Definitions.

(a)    "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)    "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

Section 13.02. Restrictions on Tenant. Tenant shall not cause or knowingly permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Tenant shall not be entitled, for research or testing purposes, to bring any animals (including without limitation laboratory mice, rats or other mammals or primates, reptiles or aquatic life); micro-organisms; or bacteriological, biological, or pathological agents; (collectively, "Biological Items") into the Building or the Leased Premises without prior written notice to Landlord and Landlord's express written consent. Tenant, at its sole cost and expense, shall comply with all Environmental Laws with respect to any of the foregoing Biological Items allowed under this Section. Landlord may condition its consent to the presence of such animals based on quantity, type, arrangements for storage, sanitation, transportation, and other physical and logistical considerations as Landlord may reasonably determine in each instance and from time to time as circumstances may require.

Tenant will (i) obtain and maintain in full force and effect all environmental permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Leased Premises and (ii) be and remain in compliance with all terms and conditions of all such environmental permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Leased Premises. From time to time upon Landlord's written request, Tenant shall provide to Landlord all environmental permits pertaining to the Leased Premises and Tenant's business operations therein.

Section 13.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within ten (10) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 13.04. Tenant's Indemnification. Tenant shall indemnify Landlord from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 13. The covenants and obligations under this Article 13 shall survive the expiration or earlier termination of this Lease.

Section 13.05. Existing Conditions. Notwithstanding anything contained in this Article 13 to the contrary, Tenant shall not have any liability to Landlord under this Article 13 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

Section 13.06. Testing. At any time during the Lease Term, Landlord shall have the right to conduct an environmental assessment of the Leased Premises (as well as any other areas Landlord reasonably believes may have been affected adversely by Tenant's use of the Leased Premises (collectively, the "Affected Areas") in order to confirm that the Leased Premises and the Affected Areas do not contain any Hazardous Substances in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a release of Hazardous Substances. Such environmental assessment shall be a so-called "Phase I" assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would customarily follow any discovery contained in such initial Phase 1 assessment (including, but not limited to, any so-called "Phase II" report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Article 13. Tenant shall reimburse Landlord for the cost of all environmental assessments of Affected Areas that indicate a conclusive and proximate connection between Tenant's use and occupancy of the Premises and the presence of Hazardous Materials in violation of applicable Environmental Laws.

Section 13.07. Liquid Nitrogen. Tenant acknowledges that it does not have access to use Landlord's liquid nitrogen tank at the Building. To the extent Tenant needs to use liquid nitrogen at the Leased Premises, it shall contract and coordinate for its own liquid nitrogen at its sole cost and expense and such usage shall be done by Tenant in compliance with all Environmental Laws.

ARTICLE 14 - MISCELLANEOUS

Section 14.01. Benefit of Landlord and Tenant. Benefit of Landlord and Tenant. This Lease and the rights and obligations of Landlord and Tenant herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns. If this Agreement is executed by more than one party for Tenant, the obligations, covenants, representations, warranties, and indemnities of such persons or entities will be joint and several.

Section 14.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 14.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies (collectively, "Force Majeure Events").

Section 14.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant.

Section 14.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that there are no real estate brokers involved in the negotiation and execution of this Lease and that no party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any broker or person who may be entitled thereto.

Section 14.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.0l(e). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 14.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 14.08. Financial Statements. So long as they are not publicly available on sec.gov or similar resource during the Lease Term, Tenant shall provide to Landlord on an annual basis within ten (10) days following the end of Tenant's fiscal year copies of Tenant's current financial statement prepared in accordance with generally accepted accounting principles. In addition, upon request by Landlord in connection with any refinancing, sale, or other recapitalization event related to the Building, Tenant shall provide to Landlord, within five (5) days of Landlord’s request, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. All such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements.

Section 14.09. Representations and Warranties.

(a)    Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)    Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 14.10. Intentionally omitted.

Section 14.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all actual costs thereof shall be borne by Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. Tenant agrees that its employees will not park in the spaces designated visitor parking.

Section 14.12. Consent.         Where the consent of a party is required, such consent will not be unreasonably withheld, unless otherwise provided.

Section 14.13.         Time. Time is of the essence of each term and provision of this Lease.

Section 14.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department's Office of Foreign Assets Control, including, without limitation, Executive Order 13224 ("Executive Order"). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department's Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 14.15. Execution of Lease; Counterparts. This Lease may be executed in counterparts and, when all counterpart documents are executed and delivered, the counterparts shall constitute a single binding instrument.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the Commencement Date.

"Landlord:"

Cook Regentec, LLC, an

Indiana limited liability company

By: /s/ Robert Lyles/

Robert Lyles, President

"Tenant:"

Sexton Biotechnologies, Inc., a Delaware corporation

By: /s/ Robert Lyles/

Robert Lyles, President

EXHIBIT A

Leased Premises

FIRST FLOOR COOK REGENTEC Updated 2019 03 25

Exhibit A I Page 1

Space	Room Number	Square Footage	Area Type	Classification	CMS7
Shared Hallway (Clean Room 1/2, Tissue Lab, HPL, DI Water)	103	735	Hallway- Lab	CNC	Shared
Autoclave Area	113	165	Lab Open	CNC	Shared
HPL Pre-Gown	116	108	Clean Room	CNC	Exclusive
HPL Gowning	117	101	Clean Room	ISO 8	Exclusive
HPL Degowning	118	89 Clean Room		ISO 8	Exclusive
HPL Clean Room	119	554	Clean Room	ISO 7	Exclusive
HPL Labeling	120	426	MFG	CNC	Exclusive
HPL Other	121	154	MFG	CNC	Exclusive
QC3	122	628	Lab	CNC	Exclusive
Shared Hallway (QC2 / QC3)	123	94 Hallway- Lab		CNC	Shared
Shared Hallway (Demo Room, Catalyst, IT Storage)	135	560	hallway - Office		Shared
MSAT Storage	136	124	Lab Storage	CNC	Exclusive
MSAT Lab	137	362	Lab	CNC	Exclusive
Platelet Thawing	141	354	Lab	CNC	Exclusive
Shared Hallway (HPL, VET, Warehouse)	144	95 lab Open			Shared
Shared Hallway	146	68 Hallway· Lab			Shared
Shared Hallway (Supply Room, Accessioning, Shipping, Receiving	149	1690	Hallway - Warehouse		Shared
Accessioning 2	150	343	MFG Storage	CNC	Exclusive
Walk-in Freezer2	151	430	MFG Storage		Exclusive
Accessioning 1	152	383	MFG Storage	CNC	Exclusive
Walk-In Freezer 1	153	318	MFG Storage		Exclusive
Supply Room	154	1745	Warehouse		Shared
Receiving	156	650	Warehouse		Shared
Shipping	157	628	Warehouse		Shared
Cage	164	1286	Warehouse		Exclusive
CellSeal Finished Goods	165	485	Warehouse		Exclusive
Finished Goods/ Package Assembly	170	898	Warehouse		Exclusive
Finished Goods Walk-In Freezer Hallway	171	150	Warehouse		Exclusive
Finished Goods Walk-In Freezer	172	451	Warehouse		Exclusive
Finished Goods Walk-In Freezer	173	160	Warehouse		Exclusive
Finished Goods Walk-In Freezer	174	160	Warehouse		Exclusive
Shared Hallway (Storage, Training, Bad lab)	184	412	Hallway- lab	CNC	Shared
Shared Hallway (Autoclave/ Cryo/ HPl)	N/A	816	Lab Open	CNC	Shared
Collaboratory- Large Conference Room	10	348	Office		Exclusive
Collaboratory • Small Conference Room	11	163	Office		Exclusive
Collaboratory • Office 12	12	129	Office		Exclusive
Collaboratory • Office 14	14	124	Office		Exclusive
Collaboratory • Office 16	16	114	Office		Exclusive
Collaboratory • Office 17	17	90	Office		Exclusive
Collaboratory • Conference Lounge	18	113	Office		Exclusive
Collaboratory- Office 19	19	107	Office		Exclusive
Old Space Bathroom/locker Room Hallway	31		hallway• Office		Shared
Old Space Men's locker Room	33		Office		Exclusive
Old Space Women's Locker Room (Nursing Mother's Room)	35		Office		Shared
Collaboratory • Bathroom	15		Office		Exclusive
Old Space Bathroom 1	36		Office		Shared
Old Space Bathroom 2	32		Office		Shared
Back Dock Space	N/A		Warehouse		Shared
Bathroom 1 by Training Room	188		Office		Shared
Bathroom 2 by Training Room	189		Office		Shared

Exhibit A I Page 2

EXHIBIT B

Building Rules and Regulations

1.    The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sun screened without written consent of Landlord.

3.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant.

4.    The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5.    No boring, cutting or stringing of wires or laying of any floor coverings shall be pe1mitted, except with the prior written consent of Landlord and as Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

6.    No vehicles, birds, or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7.    The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8.    No tenant shall make, or pe1mit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

Exhibit B I Page 1

9.    No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm, except to the extent permitted by applicable laws.

10.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11.    No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole cost and expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.

12.    Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13.    Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14.    All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent practicable, absorb or prevent any vibration, noise and annoyance.

15.    There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16.    The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

17.    The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose.

18.    Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

19.    Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

Exhibit B I Page 2

20.    Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21.    No outside storage is permitted including without limitation the storage of trucks and other vehicles.

22.    No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein. In the event of a conflict between the Lease terms and the terms of these rules and regulations, the terms of the Lease shall control.

Exhibit B I Page 3

EXHIBIT C

Security/Safety/Access Rider

Building Access

Employees (Cook I Tenant)

Employees will have a key fob issued to them which will allow them to access the gated parking lot and the building.

Each Employee should scan their key fob when entering the building. If entering with another employee - EACH employee must scan their key fob. This ensures that we have a record of who is in the building.

Visitors (Cook/ Tenant)

All Visitors to 1102 will enter through the Front Main Entrance. All visitors will be required to sign in using our Electronic Sign In Software (Sine). This will involve signing a confidentiality agreement on behalf of Cook and where applicable the Tenant being visited. Sine will be configured to send an email/text message to the person they are visiting. That person will be responsible for coming to retrieve the visitor and ensuring their safety and compliance to 1102 Safety and Security while on the premises.

Alarm System

1102 has a Security System monitored by Central Security Systems. The Alarm is set after hours and on the weekend.

Cook's cleaning crew are typically the last to leave around 8:30-9:00pm. They set the alarm on their way out.

Cook will have employees on site at 8am M-F (Business Days). At Cook's discretion, alarm code will be shared with appropriate Tenant employees.

Gated Employee Parking Lot

The Front Gate is locked via Key Fob at all times. Each Employee will be granted access to the gate with their Key Fob. The Back Gate will be open from 8am to 5pm M-F (Business Days). This will allow access for deliveries to our Dock Area.

Key Fob Access

Cook uses a Ticket Tracking System and a Ticket will need to be entered for Key Fob Access. Tenants will contact Facilities Management who can aid in entering the ticket. Cook Facilities will need to approve any access request. Tenant Management should justify the access request.

Lost Key Fobs should be reported to Cook Facilities Management right away.

Non-Smoking Facility

1102 is a Non-Smoking Campus. This includes the Building and the property. Guests should be made aware of this before visiting.

Exhibit C I Page 1

Emergency Response

Fire

Mustering Stations are posted around the Gated Parking Lot and the Grass Area beyond the Patio. In the event of a fire, employees and visitors should make their way quickly and safely to one of the Mustering Stations. Each Tenant will need a plan on how to account for their employees. That plan should be shared with Cook Facilities Management. The Cook Front Desk Administrative Assistant will have a list of Visitors in the building and will coordinate accounting for those people with the Tenants.

Fire Drills will be scheduled with advanced notification to Tenant Upper Management.

Severe Weather

When possible, Severe Weather Risk will be communicated out to Building Occupants. In the event of Severe Weather the Cook Office Space downstairs restrooms are a Severe Weather Location. There is also a Severe Weather Location using the Nursing Mother's Room, Old Men's Locker Room and 2 Restrooms by that area.

Cook run phones will be left in the Clean Room/ Lab Spaces leased by the Tenant(s) to aid in the communication of Severe Weather. Cell Phones for Tenant Management that is shared with Cook Facilities can also be texted in the event of Severe Weather to aid in the communication.

Exhibit C I Page 2

EXHIBIT D

Tenant Maintenance Items

Clean Room / Lab HEPA Filters

Clean rooms and labs are part of the Leased Premise. These rooms are supplied clean air/pressure through HEPA filter units. These Units have an average life span of 10+ years. In the event of a HEPA filter failure or replacement needed, it will be the responsibility of Landlord to cover the cost of that replacement/repair.

Clean room certification and ongoing environmental monitoring will be the responsibility of the Tenant. Any costs associated with the certification of the clean room or lab, including HEPA filter annual certifications, will be the cost of the Tenant.

Air Handling Systems

The Leased Premise requires air handling units to support the clean rooms. Landlord will be responsible for the scheduling and cost of routine preventive maintenance. Scheduling will be coordinated with Tenant so as to avoid disruption of any work in the clean room or other leased space.

In the event Tenant requires modifications or additions to the air handling systems, a proposal will be submitted to Landlord. Any approved modifications or additions will be at the Tenant's cost unless otherwise agreed upon by the Parties.

Large Walk-In Freezers

The Leased Premise includes walk-in freezer units. Tenant will be responsible for the cost of routine preventative maintenance and any necessary repair of these units.

In the event that Tenant requires modifications or additions to freezer units, a proposal will be submitted to Landlord for approval. Any approved modifications or additions will be at the Tenant's cost.

Exhibit D I Page 1